Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-1900 of Brown & Brown, Inc. on Form S-8 of our report dated June 28, 2004, appearing in this Annual Report on Form 11-K of Brown & Brown, Inc. Employees’ Savings Plan and Trust for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Jacksonville, Florida

June 28, 2004

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